SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:


[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))



                            MARGO NURSERY FARMS, INC.
                (Name of Registrant as Specified in Its Charter)



                            MARGO NURSERY FARMS, INC.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                            MARGO NURSERY FARMS, INC.
                                    ROAD 690
                                  KILOMETER 5.8
                          VEGA ALTA, PUERTO RICO 00762

                   -------------------------------------------

                           NOTICE OF ANNUAL MEETING OF
                           STOCKHOLDERS TO BE HELD ON
                              FRIDAY, MAY 29, 1998

                   -------------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Margo Nursery Farms, Inc. ("Margo"); will be held on Friday, May 29, 1998 at 10:00 a.m., local time, at the offices of Pietrantoni Mendez & Alvarez, Suite 1901, Banco Popular Center, 209 Munoz Rivera Avenue, San Juan, Puerto Rico, to consider and vote upon the following proposals:

                  (1)      To elect five directors;


                  (2) To consider and act upon an Agreement and Plan of Reorganization providing for a restructuring of the existing corporate structure of Margo whereby: (i) Margo would transfer substantially all of its assets and liabilities to Interim Margo, Inc. ("Newco"), a newly formed Puerto Rico corporation in return for all the outstanding stock of Newco; (ii) following the effective date of the reorganization, Newco would conduct the nursery business previously conducted by Margo as a wholly-owned subsidiary of Margo; and (iii) Margo would become a holding company that would possess a 100% ownership interest in Newco as well as the other existing subsidiaries of Margo.


                  (3) To amend the certificate of incorporation of Margo to change its corporate name to "Margo Caribe, Inc.";

                  (4) To consider and approve Margo's 1998 Stock Option Plan;

                  (5) To ratify the appointment of Deloitte & Touche LLP as independent accountants of Margo for the year ending December 31, 1998; and

                  (6) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         The Board of Directors has designated the close of business on April 24, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any and all adjournments thereof.

         In order to assure that your vote will be counted, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage paid envelope.

                                             By order of the Board of Directors,



                                             /S/ MARGARET D. SPECTOR
                                             -----------------------------------
                                             Margaret D. Spector
                                             Secretary



Vega Alta, Puerto Rico
May 7, 1998

                            MARGO NURSERY FARMS, INC.
                                    ROAD 690
                                  KILOMETER 5.8
                          VEGA ALTA, PUERTO RICO 00762

                   -------------------------------------------

                                 PROXY STATEMENT

                   -------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           to be held on May 29, 1998


         This Proxy Statement is being furnished to the holders of the common stock, $.001 par value ("Margo Common Stock") of MARGO NURSERY FARMS, INC., a Puerto Rico corporation ("Margo"), in connection with the solicitation of proxies by the Board of Directors of Margo for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the place and time and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying form of proxy are first being sent to stockholders on or about May 7, 1998.


         The Board of Directors has ordered the Annual Meeting to be held on Friday, May 29, 1998, and has fixed the close of business on April 24, 1998, as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Margo Common Stock is necessary to constitute a quorum at the meeting. In determining the presence of a quorum at the Annual Meeting, abstentions are counted and "broker non-votes" are not. A "broker non-vote" results when a broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote on a particular matter (even though those shares may be enticed to vote on other matters). Under the Puerto Rico General Corporations Law of 1995, as currently in effect (the "PRGCL") the proposed corporate restructuring and the proposed amendment to the Certificate of Incorporation of Margo to change its corporate name must be approved by the affirmative vote of a majority of the outstanding shares entitled to be cast on the action. Therefore, under the PRGCL, abstentions and broker non-votes shall have the same effect as a vote against such proposals. The proposal to adopt the 1998 Stock Plan must be approved by a majority of the votes present and entitled to vote. Therefore abstentions will have the same effect as a vote against the adoption of the 1998 Stock Option Plan and broker-non-votes will have no effect on such proposal.

Abstentions and broker non-votes will have no effect on the election of directors.

         As of the Record Date, Margo had 1,875,322 outstanding shares of Margo Common Stock. Holders of Margo Common Stock are entitled to one vote per share, exercisable in person or by proxy, at all meetings of stockholders. The Margo Common Stock is the only class of Margo's securities which is entitled to vote on any matter submitted to a vote at the Annual Meeting.


         Proxies in the accompanying form, properly executed, duly returned to Margo and not revoked, will be voted in the manner specified. If no instructions are made, such shares will, except as provided in the second paragraph of this Proxy Statement, be voted (i) for the election of the nominees for directors named in this Proxy Statement; (ii) for the approval of the Agreement and Plan of Reorganization and the restructuring of the corporate structure of Margo pursuant to which Margo would adopt a holding company structure by transferring substantially all of its assets and liabilities to Interim Margo, Inc. ("Newco"), a newly formed Puerto Rico corporation that, following the effective date of the reorganization, would conduct the business previously conducted by Margo as a wholly-owned subsidiary of Margo; (iii) to amend the certificate of incorporation of Margo to change its corporate name to "Margo Caribe, Inc.";
(iv) to consider and approve Margo's 1998 Stock Option Plan; (v) to ratify the appointment of Deloitte & Touche LLP as independent accountants of Margo; (vi) in the proxyholders' discretion on any other matters that may properly come before the Annual Meeting. Returning a signed proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person, since proxies are revocable. A proxy for the Annual Meeting may be revoked at any time prior to its use by submission of a later dated proxy, by delivery of written notice of revocation to the President of Margo, or by voting in person at the Annual Meeting. Presence at the Annual Meeting does not of itself revoke a proxy.


         Margo will pay the entire cost of soliciting proxies for the Annual Meeting. Solicitation of proxies may be made through personal visits or telephone calls to stockholders or their representatives by officers and other employees of Margo, who will receive no additional compensation therefor.

                              ELECTION OF DIRECTORS

         At the Annual Meeting, five directors comprising the entire Board of Directors of Margo are to be elected. The Board of Directors has nominated the following nominees to serve until the 1999 Annual Meeting of Stockholders and until their successors are duly elected and qualified:

                               Michael J. Spector
                               Margaret D. Spector
                               Blas R. Ferraiuoli
                                Frederick D. Moss
                                Michael A. Rubin

         The Board of Directors recommends that stockholders vote FOR the election of the five nominees listed above. Michael J. Spector and Margaret D. Spector (the "Spectors") jointly own more than a majority of the outstanding shares of Margo Common Stock. As a result, the Spectors have sufficient votes to elect all of the nominees to Margo's Board of Directors. See "Security Ownership of Certain Beneficial Owners and Management." The Spectors have indicated that they intend to vote for each of the nominees listed above.

         Once a quorum is present, the directors must be elected by a majority of the votes cast by the shares of Margo Common Stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not have an effect on the election of directors of Margo. In the absence of instructions to the contrary, the persons named in the accompanying proxy will vote the shares represented thereby in favor of such nominees. In addition, though management does not anticipate that any of the persons named above will be unable, or will decline, to serve, if any of the persons named above is unable to serve or declines to serve, the persons named in the accompanying proxy may vote for another person, or persons, in their discretion.

INFORMATION CONCERNING NOMINEES FOR ELECTION

         The following table sets forth information with respect to each nominee for election to the Board of Directors. The business experience of each individual is set forth in the paragraphs following the table.


                                         AGE AT                           POSITION                      DIRECTOR
            NOMINEE                  APRIL 24,1998                      WITH COMPANY                     SINCE
            -------                  -------------                      ------------                     -----

Michael J. Spector                         51                       Chairman, President,                  1981
                                                                      Chief Executive
                                                                    Officer and Director
Margaret D. Spector                        46                      Secretary and Director                 1981
Blas R. Ferraiuoli                         53                             Director                        1988
Frederick Moss                             69                             Director                        1988
Michael A. Rubin                           55                             Director                        1995



         MR. SPECTOR currently serves as the Chairman of the Board, President, Chief Executive Officer and is a director of Margo. He has held these positions since the organization of Margo in 1981. His wife, Margaret D.Spector, is Secretary and a director of Margo.

         MRS. SPECTOR currently serves as the Secretary and a director of Margo. She has held these positions since the organization of Margo in 1981. Since July 1993, Mrs. Spector supervises Margo's lawn and garden distribution business.

         MR. FERRAIUOLI was elected a director of Margo in 1988 and continues to hold that position. He has had his own law practice since June 1994. Mr. Ferraiuoli was a partner in the law firm of Axtmayer Adsuar Muniz & Goyco, San Juan, Puerto Rico from March 1994 to June 1994. Prior to March 1994, he was a partner in the law firm of Goldman Antonetti Cordova & Axtmayer, San Juan, Puerto Rico since 1982. Mr. Ferraiuoli practices civil, corporate and administrative law and has provided legal services to Margo since 1987.

         MR. MOSS was elected a director of Margo in 1988 and continues to hold that position. Since 1986, he has been an independent financial consultant in New York City. He has also served as the Chairman of the Board of Trustees of the Cincinnati Stock Exchange since 1989. Mr. Moss is a director of Summit High Yield Fund (mutual fund) and the Summit Energy Market Fund (mutual fund).

         MR. RUBIN was elected a director of Margo in 1995. Mr. Rubin is an attorney engaged in private practice. He has been a partner in the law firm of Michael A. Rubin, P.A., Coral Gables, Florida, for more than the past five years.

COMPENSATION OF DIRECTORS

         The directors of Margo who are not employees of Margo are paid a quarterly retainer fee of $1,000 and an additional fee of $1,000 for each meeting of the Board (or committee thereof) attended, plus any travel and out-of-pocket expenses incurred in connection with the performance of their duties. No separate fees are paid for committee meetings attended on the same day as a Board meeting. The directors of Margo who are employed by Margo do not receive additional compensation for serving as directors. Margo also provides directors liability insurance for its directors.

DIRECTORS' MEETINGS, COMMITTEES AND FEES

         The Board of Directors held five meetings during 1997. Each member of the Board of Directors attended at least 75% all of the Board meetings and meetings held by all Committees on which he or she served during such period. Margo has an audit committee which reviews the results of Margo's audits and selects Margo's accountants. This committee held one meeting during 1997. The current members of the audit committee are Messrs. Ferraiuoli, Moss and Rubin. Margo also has a Compensation Committee which is responsible for the development and administration of Margo's compensation program. The Compensation Committee held two meetings during 1997. The members of the Compensation Committee are Messrs. Ferraiuoli, Moss and Rubin.

Presently, Margo's Board of Directors has no standing nominating committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee are Messrs. Ferraiuoli, Moss, and Rubin, none of whom are employed by Margo. During 1997, none of the executive officers of Margo served as a director, executive officer or compensation committee member of another entity which had an executive officer who served as compensation committee member or director of Margo. Messrs. Ferraiuoli and Rubin, who are directors of Margo, and each have their own law practice, were engaged by the Company during 1997 to render legal services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of April 24, 1998, the number of shares of Margo Common Stock owned beneficially by the following persons and the percentage of all shares outstanding represented by such ownership: (a) each director and nominee for director of Margo; (b) all executive officers, directors and nominees of Margo as a group; and (c) each person or entity known by Margo to be the beneficial owner of more than five percent (5%) of the outstanding Margo Common Stock. Unless otherwise stated, all shares are held with sole investment and voting power.

                                                                                      AMOUNT
                                                                                        OF
                                        NAME OF                                     BENEFICIAL             PERCENT
                                    BENEFICIAL OWNER                                OWNERSHIP 1           OF CLASS 1
                                    ----------------                                -----------           ----------


DIRECTORS AND MANAGEMENT

         Michael J. Spector................................................          1,274,182(2)            66.6%
         Highway 690, Km. 5.8
         Vega Alta, PR 00646

         Margaret D. Spector...............................................          1,274,182(2)            66.6%
         Highway 690, Km. 5.8
         Vega Alta, PR 00646

         Frederick D. Moss.................................................            13,000(3)              4

         Blas Ferraiuoli...................................................             8,500(3)              4

         Michael A. Rubin..................................................             4,000(3)              4

         All directors, nominees and executive officers
          as a group, consisting of eight persons,
          including those named above......................................         1,320,822(5)             68.3%

OTHER PRINCIPAL HOLDERS

         J. Morton Davis...................................................           190,249(6)             10.1%
         D.H. Blair Holdings, Inc.
         D.H. Blair Investment Banking Corp.
         44 Wall Street
         New York, New York 10005

----------

        (1) The percent of class held by each person includes the number of shares of Margo Common Stock the named person(s) has the right to acquire upon exercise of stock options that are exercisale within 60 days of April 24, 1998 (except in the case of Mr. and Mrs. Spector in which case all shares issuable upon exercise of stock options are included whether or nor exercisable within 60 days of April 24, 1998). Shares owned by Mr. and Mrs. Spector include the amount of ahsres owned by thier spouse and therefore, are shown more than once. See footnote (2) below. Such shares are shown only once, however, in the total for all directors and officers as a group.

        (2) Includes 939,394 shares held directly by Mr. Spector and 297,288 shares held directly by Mrs. Spector. Also, includes stock options to acquire 30,000 and 7,500 shares held by Mr. Spector and Mrs. Spector, respectively. The Spectors share voting and investment power over the shares owned by each other.

        (3) Includes 4.500, 4,500 and 1,000 shares issuable upon exercise of stock options exercisable on or whithin 60 days of April 24, 1998, in the case of Mssrs. Moss, Ferraiuoli and Rubin, respectively.

        (4) Represents less than 1%.

        (5) Includes 37,500 shares issuable upon exercise of stock options to Mr. and Mrs. Spector as described in footnote (1) above and 20,100 shares issuable upon exercise of stock options to other executive officers and directors that are exercisable on or within 60 days of April 24, 199.

        (6) This amount consists of 189,149 shares held in the name of D.H. Blair Investment Banking Corp., a registered broker-dealer which is wholly-owned by D.H. Blair Holdings, Inc. which in turn is wholly-owned by J. Morton Davis and of 1,100 shares owned by Rosalind Davidowitz, the spouse of Mr. Davis. This amount is based upon a Schedule 13G dated February 9, 1995, as subsequently amended, fled with the Securities and Exchange Commission.

         INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The following table sets forth certain information regarding the executive officers of Margo as of April 24, 1998 who do not serve on Margo's Board of Directors.


       NAME (AGE)                      POSITIONS WITH MARGO
      ----------                      --------------------

Guillermo Fradera (48)             Vice President - Production

Alfonso Ortega (44)                Vice President, Treasurer and
                                   Chief Financial Officer

Rene Llerandi (38)                 Vice President - Marketing


         Officers serve at the discretion of the Board of Directors. All of the executive officers of Margo except Margaret D. Spector devote their full time to the operations of Margo.

BACKGROUND OF EXECUTIVE OFFICERS

         Set forth below is a summary of the background of each person who was an executive officer of Margo as of April 24, 1998, other than executive officers who also serve as directors.

         MR. FRADERA has served as the Vice President of Production since October 1, 1997. Prior to October 1, 1997, he served as Vice President and General Manager of Margo's South Florida operation. He joined Margo in 1984 and served as Vice President of Corporate Development from 1987 to 1989.

         MR. ORTEGA currently serves as the Vice President, Treasurer and Chief Financial Officer of Margo. He has held this position since January 1993. From 1989 to January 1993, Mr. Ortega was an audit manager for the accounting firm of Vila Del Corral & Company, San Juan, Puerto Rico.

         MR. LLERANDI currently serves as Vice President of Marketing. He has held this position since April 1, 1993. He joined Margo in 1988 as Sales Manager for Puerto Rico.

                             EXECUTIVE COMPENSATION

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Margo has a Compensation Committee which is principally responsible for the development and administration of Margo's compensation program.

         Margo's executive compensation program is designed to retain experienced management and to link corporate performance and returns to shareholders. To this end, Margo has developed a compensation strategy that ties a portion of executive compensation to Margo's performance and to appreciation in Margo's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in Margo's business strategy and to link executive and shareholder interests through the use of stock options linked to stock performance.


         The key elements of Margo's executive compensation consist of base salary, an annual bonus and the grant of stock options. Margo's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Michael J. Spector, Margo's chief executive officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee will take into account the full compensation package afforded by Margo to the individual, including insurance and other benefits, as well as the programs described below.


BASE SALARIES

         Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies in similar industries and markets.

         Annual salary adjustments are determined by evaluating the performance of Margo and of each executive officer, and also take into account new responsibilities. Non-financial performance measures are also considered. These include increase in market share, efficiency gains, improvements in product quality and improvements in relations with customers, suppliers and employees.

         With respect to the base salary of Mr. Spector, the Compensation Committee has taken into account a comparison of base salaries of chief executive officers of similar companies, the performance of Margo's common stock and an assessment of Mr. Spector's individual performance. Other factors that have and will be taken into account are the longevity of Mr. Spector's service to Margo and its belief that Mr. Spector is an excellent representative of Margo to the public by virtue of his stature in the community and the industry. Mr. Spector has not received an increase in his base salary since 1990.

ANNUAL BONUS

         Margo's executive officers are eligible for an annual bonus based on Margo's profitability and performance as a whole. All executive bonuses are recommended by the Compensation Committee and must be approved by the full Board of Directors.

         During 1997, as for prior years, bonuses for all executives, including Mr. Spector, have been determined principally on a general evaluation of the performance of Margo as a whole. Based on the results of this evaluation, the executive officers are paid an annual bonus based on a percentage of their annual salary. The percentage used for 1997 was 8%. Based on the Company's financial results for 1997, Mr. Spector requested that he not be considered for a bonus for 1997.

STOCK OPTIONS

         Under Margo's 1988 Stock Benefits Plan, which was approved by shareholders, stock options are granted to Margo's executive officers. Stock options are designed to align the interests of executives with those of the shareholders. Stock options are granted with an exercise price equal to the market price of the common stock on the date of grant and vest over five years. This approach is designed to incentivize the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

         Grants of options are made by the Compensation Committee. The Committee may decide not to grant options in the event of poor corporate performance. The existing 1988 Stock Benefits Plan is scheduled to terminate in June 1998. Accordingly, at the Annual Meeting, shareholders are being asked to approve a new stock Option Plan. See "Proposal to Approve the 1998 Stock Option Plan."

                             COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

                               Blas R. Ferraiuoli
                                Frederick D. Moss
                                Michael A. Rubin

         The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Margo specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY COMPENSATION TABLE

         The following table sets forth information regarding compensation paid by Margo to the Chief Executive Officer for services rendered in all capacities during the fiscal years ended December 31, 1997, 1996 and 1995. No other executive officer of Margo received total annual salary and bonus exceeding $100,000 during 1997.


                 NAME AND
            PRINCIPAL POSITION                          ANNUAL COMPENSATION                 OTHER ANNUAL
            ------------------               ----------------------------------------
                                               YEAR          SALARY           BONUS         COMPENSATION
                                               ----          ------           -----         ------------
Michael J. Spector                             1997         $160,000           $ -                $0
Chairman, President,                           1996         160,000           13,600               0
  Chief Executive                              1995         160,000           13,600               0
  Officer and Director


GRANT OF STOCK OPTIONS

         No stock options were granted during the year ended December 31, 1997.

OPTIONS EXERCISED DURING 1997 AND OPTION VALUES AT DECEMBER 31, 1997

         The following table sets information on outstanding options held by Margo's chief executive officer and their value at December 31, 1997. There were no exercises of options during 1997. Value is calculated as the difference between the last sales price of the Common Stock and the exercise price as of December 29, 1997, the last day the Common Stock was traded during 1997.


                                                            NUMBER OF SHARES                VALUE OF UNEXERCISED
                                                               UNDERLYING                       IN-THE-MONEY
                                                          UNEXERCISED OPTIONS                    OPTIONS AT
                                                              AT 12/31/97                     12/31/97(1)(2)
                           SHARES                         --------------------              --------------------
                          ACQUIRED       VALUE       EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
         NAME           ON EXERCISE     REALIZED     -----------     -------------     -----------     -------------
         ----           -----------     --------

Michael J. Spector(1)        -              -          19,500            18,500            $ --            $ --

------------------
(1) Includes 7,500 options held by to Margaret D. Spector, the wife of Michael J. Spector.
(2) Based on the last sales price of $1 3/4per share on December 29, 1997 and an exercise price of $3.16 and $3.44 for 16,000 and 3,500 exercisable options and an exercise price of $3.16 and $3.44 for 4,000 and 14,000 of unexercisable options, respectively, all options listed in the above table were out-of-the-money as of December 31, 1997.


                                PERFORMANCE GRAPH

         The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Margo specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


         The Performance Graph compares the yearly percentage change in Margo's cumulative total stockholder return on its Common Stock to that of the Center for Research in Securities Prices ("CRSP") Index for NASDAQ Stock Market (US Companies) and a Peer Group Index. The Peer Group Index consists of corporations engaged in the nursery business (Calloways Nursery Inc., Sunbelt Nursery Group and General Host Corp.). The Performance Graph assumes (i) that $100 was invested on December 31, 1992 in the case of each of the CRSP Index for NASDAQ Stock Market (U.S. Companies) and the Peer Group Index and on March 18, 1993 in the case of Margo's Common Stock; and (ii) the reinvestment of all dividends.


         Prior to August 23, 1991, Margo's Common Stock was quoted on the NASDAQ National Market System under the Symbol MRGO. On August 23, 1991, the Common Stock was deleted from the NASDAQ National Market System due to Margo's failure to meet the reporting requirements of the Securities Exchange Act of 1934. On March 18, 1993, the Common Stock resumed trading on the NASDAQ Small Capital market under the symbol MRGO. Since the Performance Graph does not cover periods during which Margo's Common Stock was not quoted on NASDAQ, the Performance Graph does not take into account a special $4.00 per share dividend paid in February 1993 to the holders of Margo's Common Stock.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             Performance Graph for
                            Margo Nursery Farms, Inc.



                                     [GRAPH]


                                     LEGEND

SYMBOL     CRS TOTAL RETURNS INDEX FOR:                                       12/31/92 12/31/93 12/30/94 12/29/95 12/31/96 12/31/97
--------   ----------------------------                                       -------- -------- -------- -------- -------- --------
______     Margo Nursery Farms, Inc.                                             100.0    128.6     73.2    117.9     92.0     53.6

 ...--.     Nasdaq Stock Market (US Companies)                                    100.0    114.8    112.2    158.7    195.2    239.6

------     Self-Determined Peer Group                                            100.0     69.9     45.4     42.4     29.4     54.8


Companies in the Self-Determined Peer Group

         CALLOWAYS NURSERY INC                                           GENERAL HOST CORP
         SUNBELT NURSERY GROUP INC.


NOTES:
         A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
         B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
         C. If the monthly interval, based on the fiscal year-end is not a trading day, the preceding trading day is used.
         D. The index level for all series was set to $100.0 on 12/31/92.
         E. No trading activity was recorded for Margo Nursery Farms, Inc. from 12/31/92 to 03/18/93.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AMOUNT DUE FROM/TO PRINCIPAL SHAREHOLDER

         In connection with the settlement of Margo's litigation with First Union National Bank of Florida ("First Union") on May 29, 1996, Margo advanced $340,158 on behalf of Michael J. Spector, which was the portion of the settlement that corresponded to claims made by First Union against Mr. Spector in his individual capacity. This amount was reduced by $66,506 that was due to the shareholder in connection with the purchase of the residence described below under "Purchase of Residence." During 1997, Margo charged Mr. Spector for certain expenses paid on his behalf. Accordingly, at December 31, 1997 and 1996, Mr. Spector owed Margo $291,481 and $273,652, respectively. During March 1998, this receivable was converted into a non-interest bearing note due on March 2001.

LEASE AND OPTION TO PURCHASE PUERTO RICO NURSERY FARM

         Effective January 1, 1993, Margo and the Spectors entered into a lease agreement with respect to the Puerto Rico nursery farm. The lease has an initial term of five years and may be renewed for one additional term of five years at the option of Margo. During the initial term of the lease, rent was set at $19,000 per month. During the renewal term, the rent increases to the greater of
(x) $24,000 per month or (y) the original $19,000 per month adjusted on the basis of the increase in the Wholesale Price Index ("WPI") published by the United States Department of Labor, Bureau of Labor Statistics, from the WPI which was in effect on January 1, 1993 to the WPI in effect on January 1, 1998. Additionally, Margo must pay all taxes on the property, maintain certain insurance coverages and otherwise maintain the property. The lease also contains an option which permits Margo to purchase the property at its appraised value at any time during the term of the lease. In consideration of the option Margo must pay the Spectors $1,000 per month. On January 1, 1998, Margo exercised its renewal option at a monthly rental of $24,000.

         Effective January 1, 1994, the lease agreement was amended to include an additional 27-acre tract of land adjacent to the existing nursery facility for $1,750 per month. The lease terms for this additional tract do not include renewal or purchase options. Effective January 1, 1998, Margo and the Spectors entered into an amendment to the lease agreement which grants the Company the right to continue to lease the 27-acre parcel on a month to month basis. Either party may terminate this portion of the lease upon 30 days prior written notice. In connection with this amendment, the Spectors also agreed to reimburse to Margo, by no later than March 1, 2001, the unamortized value of the leasehold improvements applicable to said parcel as of the date of termination.

PURCHASE OF RESIDENCE

         In August 1990, Margo agreed to lease a residence located in Puerto Rico from a partnership whose partners include Michael J. Spector and Margaret
D. Spector. The lease had an initial term of five years and provided for payments of $2,000 per month for the first year of the lease and $2,500 per month for each of the remaining four years. Margo also paid utilities, taxes, insurance, maintenance and repairs on the residence. Margo utilizes the residence to house employees, as well as off island customers.

         In January 1996, Margo purchased the residence from the partnership. The purchase price, based on an independent appraisal prepared by a certified appraiser, amounted to $220,800, including the assumption of the mortgage referred to below. The property was subject to a 10% commercial loan with a balance of approximately $88,000, which was assumed by Margo. Margo believes that the purchase price for the residence was comparable to that which Margo would have obtained in an arm's length transaction with unaffiliated parties.

CERTAIN OTHER RELATIONSHIPS

         During 1997 Margo engaged Blas Ferraiuoli and Michael A. Rubin, each a director of Margo, to render legal services on behalf of Margo.

                        PROPOSED CORPORATE RESTRUCTURING
                       TO CREATE HOLDING COMPANY STRUCTURE

GENERAL


         For the reasons set forth below under "Purpose," the Board of Directors and management of Margo believe that it is expedient and in the best interests of Margo and its shareholders to adopt a new corporate structure. The proposed corporation restructuring will be accomplished under an Agreement and Plan of Reorganization, dated as of April 1, 1998 (the "Plan of Reorganization") pursuant to which Margo would transfer substantially all of its assets to Interim Margo, Inc. ("Newco"), a newly formed Puerto Rico corporation, in exchange for a 100% ownership interest in Newco and the assumption by Newco of substantially all of Margo's existing liabilities. Margo's nursery business as currently conducted will continue to be conducted by Newco as a wholly-owned subsidiary of Margo, which would become a holding company with full ownership of Newco as well as Margo's other existing subsidiaries. Shareholder's equity interest in Margo will not be affected by the proposed corporate restructuring. The consolidated capitalization, assets and liabilities of the Margo's following the proposed corporate restructuring will be the same as Margo's immediately prior to the restructuring, except for any expenses incurred in connection with the transaction. Neither Margo nor its shareholders will recognize of gain or loss for federal or Commonwealth of Puerto Rico income tax purposes as a result of the proposed corporate restructuring.

         The proposed restructuring will be accomplished as follows:

         1. Margo has formed Newco, as a corporate entity incorporated under the laws of Puerto Rico.


         2. Newco will acquire all the assets (including leasehold interests) currently owned by Margo, except for approximately $500,000 of certificates of deposit, in exchange for a 100% ownership interest in Newco. Additionally, Newco will assume substantially all the liabilities currently affecting Margo. After the reorganization, the only asset, other than the certificates of deposit retained by Margo as described above, owned by Margo will be Newco's shares and shares of Margo's other existing subsidiaries, and Margo will exist solely for the purpose of being a holding company.


         3. Upon consummation of the proposed corporate restructuring, Newco will change its name to Margo Nursery Farms, Inc. and will conduct the nursery business presently conducted by Margo. Margo, as the new holding company, will change its name to Margo Caribe, Inc.

         4. The corporate restructuring will not affect the equity interest of Margo's shareholders in the corporation nor Margo's outstanding capital stock. Other than the proposed change in name, Margo's Certificate of Incorporation would not be affected by the proposed corporate restructuring.

PURPOSE

         The Board of Directors and management of Margo believe that the adoption by Margo of a holding company structure may facilitate future expansion or diversification of its business activities and thereby contribute to the future long range financial strength of the present enterprise. A holding company structure may afford greater flexibility and additional financial and operational flexibility. It will also reflect the fact that Margo and certain of its subsidiaries are in different businesses or industry segments with different regulatory and business requirements.

         The Agricultural Tax Incentives Act of the Commonwealth of Puerto Rico (Act No. 225 of December 1, 1995, as amended) provides Margo with a 90% tax exemption for incomes derived from "bona fide" agricultural activities within Puerto Rico, including sales within and outside Puerto Rico, as well as a 100% exemption from property, municipal and excise taxes. The Act defines "bona fide agricultural activity" to include the nursery business. The Act became effective for taxable years commencing on or after December 1, 1995.

         To qualify for the above beneficial tax treatment, Margo must derive not less than 50% of its income from "bona fide agricultural activities." Accordingly, a holding company structure will allow Margo to continue to expand its non-tax exempt businesses as well as diversify into new businesses such as real estate development, without affecting the tax exempt status of its existing nursery business.

         The new holding company structure will also allow Margo to take advantage of investment tax credits available under the Agricultural Tax Incentives Act. The Act provides, under certain circumstances and subject to various limitations, investment tax credits for equity investors in agricultural enterprises. The Act permits the sale of such tax credits to third parties. The sale by Margo of any such investment tax credits resulting from investments in Newco would reduce the net cost to Margo of new investments in its nursery business.

         The proposed restructuring would also facilitate the approval and completion of mergers and acquisitions since Margo as the sole shareholder of Newco and Margo's other wholly-owned subsidiaries, would be able to approve mergers and acquisitions involving Newco and such other subsidiaries without a vote of Margo's shareholders.

         Although the proposed corporate restructuring will enable Margo's shareholders to share in the rewards of the increased operating flexibility, shareholders should also consider that they also bear the risk that the transactions that are facilitated by the increased operating flexibility may not ultimately prove to be advantageous to Margo and its shareholders. The Board of Directors and management of Margo believe that the proposed restructuring will not have an adverse effect on Margo or its shareholders.

PLAN OF REORGANIZATION

         The proposed corporate restructuring will be accomplished pursuant to the Plan of Reorganization, a copy of which is attached to this Proxy Statement as Exhibit A. The Plan of Reorganization has been unanimously approved by the Board of Directors of both Margo and Newco. The Plan of Reorganization has been executed but, pursuant to Puerto Rico law, the transactions contemplated thereby cannot be consummated without the approval by the holders of the majority of the outstanding shares of Margo Common Stock.

CONDITIONS OF RESTRUCTURING

         Under the Plan of Reorganization, consummation of the proposed corporate restructuring is subject to fulfillment, on or before the effective date of the restructuring, of the following conditions: (1) approval by the holders of a majority of the outstanding shares of Margo Common Stock; (2) receipt of an opinion from Pietrantoni Mendez & Alvarez, satisfactory in form and substance to Margo, to the effect that the restructuring constitutes a tax-free reorganization under the Puerto Rico Internal Revenue Code of 1994, as amended (the "PR Code"), and under the United States Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"); (3) receipt of any required consents from lenders and other creditors; and (4) compliance with the requirements of the Puerto Rico Bulk Sales Act.

TERMINATION

         At any time prior to the consummation of the proposed corporate restructuring, the Plan of Reorganization may be terminated and the restructuring abandoned by the Board of Directors of Margo. The Board of Directors presently knows of no reason why the restructuring may be abandoned.

CAPITAL STOCK AND RIGHTS OF SHAREHOLDERS

         The proposed corporate restructuring will not affect shareholders equity interest in Margo nor Margo's authorized or outstanding capital stock. Similarly, existing shareholders other rights as shareholders will not be affected by the proposed corporate restructuring.

APPRAISAL RIGHTS

         The holders of Margo Common Stock will not be entitled to any appraisal or dissenter's rights in connection with the proposed corporate restructuring.

CHANGE OF NAME

         In connection with the proposed corporate restructuring and creation of a holding company structure, Margo's shareholders are being asked to consider and approve an amendment to Margo's Certificate of Incorporation to change its name to Margo Caribe, Inc. See "Amendment to the Certificate of Incorporation to Change the Name of the Corporation."

NO EXCHANGE OF CERTIFICATES REQUIRED

         Neither the proposed corporate restructuring nor the proposed change of name will require shareholders to exchange their present certificates representing shares of Margo Common Stock. When currently outstanding certificates of Margo Common Stock are presented for transfer after the restructuring and change of name, new certificates bearing the name of Margo Caribe, Inc. will be issued.

DIRECTORS AND OFFICERS

         The proposed corporate restructuring will not affect the composition of the Board of Directors of Margo. The existing executive officers of Margo will continue to serve as officers of both Margo and Newco. Margo and its subsidiaries may from time to time render services, including management services to each other, as well as make available to each other the use of certain facilities and equipment. The corporation receiving such services or using such facilities or equipment may be required to reimburse the other corporation for the costs thereof.

DIVIDEND POLICY

         The payment of dividends on Margo's Common Stock following the restructuring will depend upon its earnings, financial condition and capital requirements and is subject to the discretion of the Board of Directors. At least initially following the restructuring, Margo's earnings will depend almost entirely on any dividends received from its subsidiaries, including Newco. Margo has not paid a dividend since February, 1993.

FINANCIAL INFORMATION

         After the reorganization the consolidated financial statements of Margo and Holding Company will be substantially the same as Margo's financial statements had the reorganization and related transactions not occurred.

EFFECTIVENESS OF RESTRUCTURING

         The restructuring will become effective as soon as practicable following approval of the Plan of Reorganization by Margo's shareholders and compliance with the other conditions contained in the Plan of Reorganization.

FEDERAL AND PUERTO RICO INCOME TAX CONSEQUENCES

         Consummation of the restructuring and the related transactions described herein, are subject to the receipt by Margo, of an opinion of counsel, to the effect among other things, that for purposes of the Internal Revenue Code and the PR Code, (i) holders of Margo Common Stock will not recognize any gain or loss in connection with the proposed corporate restructuring, (ii) a shareholder's tax basis in, and holding period for, shares of Margo Common Stock will not be affected by the proposed corporate restructuring, and (iii) neither Margo nor Newco will recognize any gain or loss as a result of the restructuring.

VOTE REQUIRED

         The affirmative vote of a majority of the outstanding shares of Margo is required to approve the proposed corporate restructuring and the Plan of Reorganization. Therefore, abstentions and broker-non-votes will have the same effect as a vote against the proposal. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS PROPOSAL. Michael J. Spector and

Margaret D. Spector (the "Spectors") jointly own more than a majority of the outstanding shares of Margo Common Stock. As a result, the Spectors have sufficient votes to approve the Plan of Reorganization and corporate restructuring contemplated thereby. See "Security Ownership of Certain Beneficial Owners and Management." The Spectors have indicated that they intend to vote FOR the Plan of Reorganization.


                         AMENDMENT TO THE CERTIFICATE OF
               INCORPORATION TO CHANGE THE NAME OF THE CORPORATION


         As part of the adoption by Margo of a holding company structure, the Board of Directors of Margo has declared advisable and directed that there be submitted to the stockholders at the Annual Meeting a proposed amendment to Article First of the Certificate of Incorporation of Margo to change the name of Margo to "Margo Caribe, Inc."


PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

         The Board of Directors believes that the change of Margo's corporate name is advisable in connection with the proposed creation of a holding company structure. Since following the corporate restructuring, Newco will continue to conduct the nursery business presently conducted by Margo, the Board of Directors believes it advisable that Newco change its name to "Margo Nursery Farms, Inc.," to underline the continuity of Margo's core nursery business. The holding company's name would continue to contain the name "Margo" in order to capitalize on the tradition of the entity but would not contain the word "nursery", thereby, implying a more diversified entity. The word "Caribe" would be added to emphasize that Margo's principal place of business is located in Puerto Rico.

         The name change will not affect in any way the validity of currently outstanding stock certificates of Margo. Shareholders will not be required to surrender or exchange any certificates currently held by them. When currently outstanding certificates of Margo Common Stock are presented for transfer after the effective date of the change of name, new certificates bearing the name of Margo Caribe, Inc. will be issued.

VOTE REQUIRED AND RECOMMENDATION

         The affirmative vote of a majority of the outstanding shares of Margo Common Stock is necessary for the adoption of the proposed amendment to change the corporate name of Margo to Margo Caribe, Inc. Therefore, abstentions and broker non-votes will have the same effect as a vote against the proposal.

         The Board of Directors recommends that stockholders vote FOR the adoption of the proposed amendment to the Certificate of

Incorporation of Margo to change its corporate name to "Margo Caribe, Inc." The Spectors jointly own more than a majority of the outstanding shares of Margo Common Stock. As a result, the Spectors have sufficient votes to approve the merger contemplated herein. See "Security Ownership of Certain Beneficial Owners and Management." The Spectors have indicated that they intend to vote FOR the merger.

                 PROPOSAL TO APPROVE THE 1998 STOCK OPTION PLAN

INTRODUCTION


         Effective April 23, 1998, the Board of Directors adopted, subject to shareholder approval, the 1998 Stock Option Plan (the "1998 Option Plan"). If the 1998 Option Plan is approved, the 1998 Option Plan will replace the 1988 Stock Benefits Plan (the "1988 Benefits Plan"), which otherwise would terminate automatically in June 1998. As of April 24, 1998, options to acquire 28,750 shares of Margo Common Stock had been granted and are outstanding under the 1988 Benefits Plan. As of such date, there were also issued and outstanding options to acquire 55,500 shares of Margo Common Stock that had been issued to non-employee directors under separate authority. The adoption of the 1998 Option Plan will not affect the validity of outstanding options.


         The principal features of the 1998 Option Plan are summarized below. The summary is qualified by the complete text of the 1998 Option Plan, a copy of which is attached as Exhibit B to this Proxy Statement.

PURPOSE

         The 1998 Option Plan is intended to provide Margo and its subsidiaries with an effective means to attract and retain highly qualified personnel as well as to provide additional incentive to employees and directors who provide services to Margo and its subsidiaries.

ADMINISTRATION OF PLAN

         The 1998 Option Plan provides that it will be administered by a committee (the "Committee") consisting of at least two directors appointed by the Board, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The Committee has general authority to administer the plan, including the authority to determine the form of the option agreements to be used under the plan, and the terms and conditions to be included in such option agreements, subject to the ratification of the Board of Directors if such limitation is imposed by the Board of Directors.

NUMBER OF AUTHORIZED SHARES


         Under the 1998 Option Plan, 200,000 shares of Common Stock, subject to adjustment for stock splits, recapitalizations and similar events, will be available for use. The shares are to be made available from authorized but unissued shares of Common Stock or treasury stock. Based upon the closing sale price of Margo's Common Stock on April 17, 1998 of $2.00 per share, the aggregate market value of the 200,000 shares to be reserved under the 1998 Option Plan is $400,000.


ELIGIBILITY

         Any employee or director of Margo, or of any of its subsidiaries, is eligible to participate in the 1998 Option Plan. The selection of individuals eligible to participate is within the discretion of the Committee. As of December 31, 1997, the approximate number of directors and employees of Margo and its subsidiaries that are eligible to participate in the 1998 Option Plan is
120. Since the selection of participants and awards granted will be within the discretion of the Committee, it is not possible to state the number of directors and employees that will participate in the 1998 Option Plan or the amount and value of awards to be granted to such persons under the 1998 Option Plan.

AWARDS UNDER PLAN

         The 1998 Option Plan provides for the grant of stock options that are intended to qualify as "qualified stock options" ("QSOs") under Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "Puerto Rico Code"), as "incentive stock options" ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or "non-statutory stock options" ("NSOs").

         The exercise price with respect to options to be granted under the 1998 Option Plan will be determined by the Committee at the time of grant. Under the 1998 Option Plan, the option exercise price may not be less than 100% of the fair market value of the Common Stock on the date of grant. Fair market value is defined as the closing price of the Common Stock on the date of grant as reported on the NASDAQ Small Capital market or, if no price is reported on such day, then on the next preceding day on which such price was reported. Payments for shares upon exercise of stock options may be made either in cash or, with the consent of the Committee, by exchanging shares of Common Stock at their fair market value, or a combination of both.

         No person may receive an ISO if, at the time of grant, such person (a "10% Holder") owns directly or indirectly more than 10% of the total combined voting power of all classes of stock of Margo unless the option price is at least 110% of the fair market value of the Common Stock and such option is not exercisable more than five years after its date of grant. There is also a $100,000 limit on the value of stock determined at the time of grant of a QSO or an ISO that may become exercisable for the first time in any calendar year.

         The maximum option term is ten years from the date of grant, except for 10% Holders in the case of ISOs, in which case the maximum term is five years. Unless an option agreement provides otherwise, all options granted are 20% exercisable after the first year and an additional 20% is exercisable after each subsequent year. No option may be granted more than 10 years after the effective date of the 1998 Option Plan, which shall be April 23, 1998.


         The 1998 Option Plan permits the granting of stock appreciation rights ("SARs") in tandem with the granting of stock options. Such SARs entitle the holder to receive in cash upon exercise the difference between the option exercise price and the fair market value of the Common Stock in lieu of exercising the related option.

         If an optionee's employment or service as a director with Margo or a subsidiary terminates by reason of death or disability, his or her stock options and SARs, whether or not then exercisable, may be exercised by the employee or director or by the estate, heir or legatee of the employee or director within one year after such termination of employment or service (but not later than the date the options or SARs would otherwise expire). If the optionee's employment or service as a director terminates for any reason other than disability or death, stock options and SARs held by such optionee terminate three months after the date of such termination (but not later than the date the option would otherwise expire).

         Option and SARs are not transferrable, except by will or applicable laws of descent and distribution.

OPTION GRANTS FOR NON-EMPLOYEE DIRECTORS

         The 1998 Option Plan provides for an automatic grant of stock options to acquire 2,500 shares of Common Stock to nonemployee directors of Margo each year on the first business day following Margo's annual meeting of shareholders. The exercise price of such options is equal to the fair market value of the Common Stock on the date of the grant, and such options have a term of ten years.

CHANGE IN CONTROL

         Under the 1998 Option Plan, upon the occurrence of certain "change of control" transactions involving Margo, all options then outstanding under the 1998 Option Plan become immediately exercisable.

AMENDMENTS AND TERMINATION

         Margo's Board of Directors may suspend, amend, modify or terminate the 1998 Option Plan, without shareholder approval except to the extent required by the Puerto Rico Code or the Code to permit the granting of QSOs or ISOs under the 1998 Option Plan or by the rules of any securities exchanges or automated quotation system on which the shares of Common Stock of Margo trade. If the Board of Directors voluntarily submits a proposed amendment, supplement, modification or termination for stockholder approval, such submission will not require any further amendments, supplements or terminations (whether or not relating to the same provision or subject matter) to be similarly submitted for stockholder approval.

         Unless previously terminated, the 1998 Option Plan will terminate on April 23, 2008, the tenth anniversary of the effective date of the 1998 Option Plan. Options may not be granted under the 1998 Option Plan after such date. Awards granted prior to termination of the 1998 Option Plan shall continue in accordance with their terms following such termination. No amendment, suspension, modification or termination of the 1998 Option Plan shall adversely affect the rights of an employee in awards previously granted without such employee's consent.

TAX WITHHOLDING AND TAX OFFSET PAYMENTS

         The Committee may require payment, or withhold payments made by the 1998 Option Plan, in order to satisfy applicable withholding tax requirements. The Committee may make tax offset payments to assist employees or directors in paying income taxes incurred as a result of their participation in the 1998 Option Plan. The amount of the tax offset payments shall be determined by multiplying a percentage (established by the Committee) by all or a portion of the taxable income recognized by an employee upon: (i) the exercise of a NSO or a SAR; or (ii) the disposition of shares received upon exercise of a QSO or an ISO.

TAX CONSEQUENCES

         PUERTO RICO CODE. A recipient of a QSO does not recognize income at the time of the grant of an option. In addition, no income is recognized at the time a QSO is exercised. On a subsequent sale or exchange of the shares acquired pursuant to the exercise of a QSO, the optionee may have taxable long-term or short-term capital gain or loss, depending on whether the shares were held for more than six months, measured by the difference between the amount realized on the disposition of such shares and his or her tax basis in such shares. Tax basis will, in general, be the amount paid for the shares. Margo will not be entitled to a business expense deduction in respect of the grant of the option, the exercise thereof or the disposition of the shares.

         With respect to a NSO, a recipient of a NSO does not recognize income at the time of grant of the NSO. The difference between the fair market value of the shares of stock on the date of exercise and the stock option exercise price generally will be treated as compensation income upon exercise, and Margo will be entitled to a deduction in the amount of income so recognized by the optionee. Upon a subsequent disposition of the shares, the difference between the amount received by the optionee and the fair market value of the shares of stock on the option exercise date will be treated as long or short-term capital gain or loss, depending on whether the shares were held for more than six months.

         SARs will not result in taxable income to the recipient or a tax deduction for Margo at time of grant. The exercise of SARs will generally result in compensation in the amount of the cash payment taxable as ordinary income to the employee. Margo may generally claim a tax deduction in the amount of any cash paid.

         FEDERAL TAX CONSEQUENCES. Margo is organized under the laws of the Commonwealth of Puerto Rico and, at the present time, it is not engaged in any trade or business in the United States. Accordingly, it is subject generally to a flat 30% federal income tax on its fixed or determinable, annual or periodic income, if any, from sources within the United States. Margo would only be entitled to claim deductions in computing its U.S. income tax liability to the extent such deductions were directly related to any income effectively connected with the conduct of a trade or business in the United States. For purposes of the discussion below, some of the QSOs granted under the 1998 Option Plan may also be treated as ISOs for purposes of Sections 421 and 422 of the Code.

         RESIDENTS OF PUERTO RICO. Recipients of stock options or SARs who are residents of Puerto Rico during the entire taxable year and perform services for Margo or its subsidiaries in Puerto Rico, will not have any gross income for federal income tax purposes either in respect of (i) the grant or the exercise of stock options or (ii) the grant of, or the receipt of cash payments upon exercise of, SARs.

         NON-RESIDENTS OF PUERTO RICO AND RESIDENTS OF PUERTO RICO WHO PERFORM SERVICES OUTSIDE OF PUERTO RICO. In general, an optionee, who is a non-resident of Puerto Rico or a resident of Puerto Rico who performs services outside Puerto Rico, will not recognize taxable income upon grant or exercise of an ISO and Margo and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value on the date of exercise of the shares received over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income. In order for the exercise of an ISO to qualify for the foregoing tax treatment, the optionee generally must be an employee or director of Margo or its subsidiaries (within the meaning of Section 422 of the Code) from the date the ISO is granted through the date three months before the date of exercise.

         If the optionee has held the shares acquired upon exercise of an ISO for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the shares by the optionee, the difference, if any, between the sales price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If the optionee does not satisfy these holding period requirements, the optionee will recognize ordinary income at the time of the disposition of the shares, generally in an amount equal to excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares prior to the satisfaction of the holding period requirements but at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income will be limited to the amount realized on the sale over the exercise price of the option. Subject to any limitations imposed by Section 162(m) of the Code for federal income tax purposes, the optionee including such compensation in income and certain reporting requirements, Margo and its subsidiaries will be allowed a business expense deduction to the extent the optionee recognized ordinary income. Upon any subsequent sale of the shares, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

         In general, an optionee, who is a non-resident of Puerto Rico or a resident of Puerto Rico who performs services outside of Puerto Rico, to whom an NSO is granted will recognize no income at the time of the grant of the option. Upon exercise of an NSO, an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option (or, if the optionee is subject to restrictions imposed by Section 16(b) of the Securities Exchange Act of 1934, upon the lapse of those restrictions, unless the optionee makes a special election within 30 days after exercise to have income determined without regard to the restrictions). Subject to any limitations imposed Section 162(m) of the Code for federal income tax purpose, the director or employee including such compensation in income and certain reporting requirements, Margo will be entitled to a tax deduction in the same amount. Upon a subsequent sale of the shares, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

         Upon exercise of a SAR, an optionee who is a non-resident of Puerto Rico or a resident of Puerto Rico who performs services outside Puerto Rico will recognize ordinary income in an amount equal to the cash received on the exercise date. If it complies with applicable withholding requirements, Margo and its subsidiaries will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income.

         Under the 1998 Option Plan, upon the occurrence of certain "change in control" transactions involving Margo, all options then outstanding under the 1998 Option Plan become immediately exercisable. Under certain circumstances, compensation payments attributable to such options may be treated as "parachute payments" under the Code, in which case a portion of such payments may be nondeductible to Margo for federal income tax purposes and the recipient, if a non-resident of Puerto Rico or a resident of Puerto Rico who performs services outside of Puerto Rico, may be subject to a 20% excise tax under the Code.


VOTE REQUIRED AND RECOMMENDATION

         The affirmative vote of the majority of the votes present in person or by proxy by stockholders entitled to vote at the Annual Meeting is required to approve the 1998 Option Plan. Therefore, abstentions shall have the effect of a vote against the proposal. Broker-non-votes will have no effect on the proposal.


         The Board of Directors recommends that stockholders vote FOR the approval of the 1998 Option Plan. The Spectors jointly own more than a majority of the outstanding shares of Margo Common Stock. As a result, the Spectors have sufficient votes to approve the 1998 Option Plan. See "Security Ownership of Certain Beneficial Owners and Management." The Spectors have indicated that they intend to vote FOR the 1998 Stock Option Plan.


                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has appointed the firm of Deloitte & Touche LLP to act as Margo's independent accountants for the year ending December 31, 1998 subject to ratification by Margo's shareholders. Deloitte & Touche LLP has served as Margo's independent public accountants since July 2, 1997. The firm of Kaufman, Rossin & Co. had previously served as Margo's independent public accountants from 1991 to 1996.

         Deloitte & Touche LLP is expected to have a representative present at the Annual Meeting. The representative is expected to be available to answer appropriate questions and will be given an opportunity, if he so desires, to make a statement.

         Ratification of the appointment of Deloitte & Touche LLP as the independent accountants of Margo requires the affirmative vote of a majority of the votes cast by the holders of the Common Stock at the Annual Meeting. The Board of Directors recommends that the stockholders ratify the appointment of Deloitte & Touche LLP as Margo's independent accountants for the year ending December 31, 1998.

                                  SECTION 16(A)
                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934, as amended, requires Margo's directors and executive officers to report their ownership of and transactions in Margo's Common Stock to the Securities and Exchange Commission (the "SEC") and the National Association of

Securities Dealers. Copies of these reports are also required to be supplied to Margo . Specific dates for filing these reports have been established by the SEC, and Margo is required to report in the annual report any failure of its directors and executive officers to file by the relevant due date any of these reports during the fiscal year ended December 31, 1997. Based solely on its review of the copies of the report received by it, Margo believes that all such filing requirements were satisfied, except that Michael J. Spector and Margaret
D. Spector filed two late reports relating to one transaction, Frederick D. Moss filed three late reports related to two separate transactions and J. Morton Davis filed two late reports related to his becoming a 10% holder.

                              STOCKHOLDER PROPOSALS


         Any proposal that a stockholder wishes to present for consideration at the 1999 Annual Meeting of Stockholders must be received by Margo at its principal executive office no later than January 7, 1999. Proposals should be directed to the attention of the Secretary of Margo.


                                  ANNUAL REPORT

         A copy of Margo's Annual Report to Shareholders containing the consolidated financial statements of Margo for the fiscal year ended December 31, 1997 is being mailed to each stockholder together with this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

                                  OTHER MATTERS

         Management is not aware of any other matters to be presented for action at the Annual Meeting other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. However, if any other matter properly comes before the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment on such matter.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                                     /S/ MARGARET D. SPECTOR
                                                     ---------------------------
                                                     Margaret D. Spector
                                                          Secretary



Vega Alta, Puerto Rico
May 7, 1998

                                                                       EXHIBIT A


                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION, made and entered into as of the ___ day of April, 1998, by and among Margo Nursery Farms, Inc., a Puerto Rico Corporation ("Margo Nursery") and Interim Margo, Inc. ("Newco"), a Puerto Rico corporation (Margo Nursery and Newco are hereinafter collectively referred to as the "Corporations").

                              W I T N E S S E T H:

         WHEREAS, Margo Nursery is a Puerto Rico corporation that is engaged in the production and distribution of tropical and flowering plants, garden products as well as landscaping design and installation services;

         WHEREAS, Newco is a newly formed Puerto Rico corporation that was created to accomplish a restructuring of the corporate structure of Margo Nursery to create a holding company structure;

         WHEREAS, the Corporations recognize that the corporate restructuring of Margo as a holding company will facilitate the future expansion or diversification of its business activities and thereby contribute to the future long range financial strength of Margo Nursery;

         WHEREAS, the Corporations recognize that the proposal corporate restructuring will be effected through the transfer to Newco of substantially all of Margo's assets in exchange for all the outstanding capital stock of Newco in accordance with Article 9.01 of the Puerto Rico General Corporation Law of 1995,
and the assumption of substantially all the liabilities of Margo by Newco;

         WHEREAS, Newco will change its name to "Margo Nursery Farms, Inc." and conduct the business presently conducted by Margo Nursery and Margo Nursery will change its name to "Margo Caribe, Inc.";

         WHEREAS, to accomplish the foregoing purposes, the Corporations have agreed to this Agreement and Plan of Reorganization whereby Margo Nursery will transfer substantially all of its assets and certain of its liabilities to Newco so that following the effective date of the reorganization, the business previously conducted by Margo Nursery will hereforth be conducted by Newco as a wholly-owned subsidiary of Margo Nursery which will operate as a holding company under the corporate name of "Margo Caribe, Inc."

         NOW THEREFORE, in consideration of the premises and mutual covenants herein set forth the Corporations adopt the Plan of Reorganization and agree as follows:

         1. Recitals. All of the recitals set forth are true and correct.

         2. Transfer of Assets and Assumption of Liabilities. The Corporations hereby adopt this Agreement and Plan of Reorganization which is intended to be effected as a tax-free reorganization pursuant to Section 1112(g) of the Puerto Rico Internal Revenue Code of 1994 as amended. Pursuant to this Agreement and Plan of Reorganization, all the assets of Margo Nursery, except those identified in Annex A hereto will be transferred to Newco as of the Effective Date (as hereinafter defined), and Newco will assume substantially all the liabilities of Margo Nursery. In exchange from such transfer of assets, Newco agrees to issue to Margo Nursery 1000 shares of its Common Stock, $0.01 par value, representing 100% of Newco's outstanding Capital Stock. Upon issuance in accordance with the terms of the Agreement, such shares will fully paid and non-assessable shares of Newco.

         3. Effective Date. The the transfer of the assets and assumption of related liabilities will become effective on the date (the "Effective Date"), a Bill of Sale and Assumption of Liabilities, in form and substance acceptable to the parties and their counsel is executed, following compliance with the conditions of this Agreement.

         4. Change of Name. As part of the corporate restructuring contemplated hereby, Margo Nursery agrees to take such action as may be required to change its corporate name to "Margo Caribe, Inc." and Newco agree to take such action as may be required to change its corporate name to "Margo Nursery Farms, Inc."

         5. Further Actions. All necessary action shall be taken to transfer information, contracts, assets, or any other real or personal property so that this Agreement Plan of Reorganization be effected pursuant to the provisions herewith.

         6. Conditions of Restructuring. Consummation of the corporate restructuring contemplated herein is subject to fulfillment, on or before the Effective Date, of the following conditions: (i) the Corporations shall cooperate and take all such actions or furnish all such information to enable Newco to comply with the applicable bulk sales statutes under Puerto Rico law;

(ii) receipt of an opinion from Pietrantoni, Mendez & Alvarez satisfactory in form and substance to Margo Nursery, to the effect that the reorganization constitutes a tax-free reorganization under the Puerto Rico Internal Revenue Code of 1994, as amended, and the United States Internal Revenue Code of 1986, as amended, and (iii) Margo Nursery shall have received the consent to the reorganization contemplated hereby of Puerto Rico Farm Credit ACA ("P.R. Farm Credit") under that certain financing agreement dated December 15, 1994, between Margo Nursery and P.R. Farm Credit and of Banco Santander Puerto Rico ("Santander") under that certain financing agreement dated September 27, 1994 between Margo and Santander, and any other consents that may be required under existing agreements all such consents shall be in form and substance reasonably satisfactory to Margo Nursery and its counsel.

         7. Authorization. The appropriate officers of the Corporations are authorized for and on behalf of and in the name of Corporations to take or cause to be taken all such actions and to execute or cause to be executed such certificates and other private or public documents as may be deemed necessary or desirable by them in order to effectuate this Plan of Reorganization.

         8. Notices. All notices to be given under this Agreement shall be sent to the Corporations at the following address:

                           Michael J. Spector
                           Chief Executive Officer
                           PO Box 706
                           Dorado, PR 00766

         9. Miscellaneous. This Agreement Plan of Reorganization constitutes the entire Agreement and understanding between the parties and supersedes all prior agreements and understandings related hereto. This Plan shall be governed by the laws of the Commonwealth of Puerto Rico.

         10. Benefits. This Agreement shall be binding upon and inure to benefit the parties, their personal representatives, estates, successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written:

                                               MARGO NURSERY FARMS, INC.,
                                               a Puerto Rico corporation


                                               By: /S/ MICHAEL J. SPECTOR
                                                   -----------------------------
                                                   Michael J. Spector, President


                                               By: /S/ ALFONSO ORTEGA
                                                   -----------------------------
                                                          Alfonso Ortega
                                                        Assistant Secretary



                                               INTERIM MARGO, INC.
                                               A Puerto Rico Corporation


                                               By: /S/ MICHAEL J. SPECTOR
                                                   -----------------------------
                                                   Michael J. Spector, President


                                               By: ALFONSO ORTEGA
                                                   -----------------------------
                                                          Alfonso Ortega
                                                        Assistant Secretary

                                    ANNEX A


         1. Certificate of Deposit (identification number 5003584838) issued by Banco Santander Puerto Rico in the principal amount of $500,000 at an interest rate of 5.40%.

                                                                       EXHIBIT B


                            MARGO NURSERY FARMS, INC.
                             1998 STOCK OPTION PLAN


                            Effective April 23, 1998


SECTION 1.  INTRODUCTION

         1.1 PURPOSE

         The purposes of the Margo Nursery Farms, Inc. 1998 Stock Option Plan (the "Plan") is to provide Margo Nursery Farms, Inc. (the "Corporation") and its subsidiaries with an effective means to attract and retain highly qualified personnel as well as to provide additional incentive to employees and directors who provide services to the Corporation and its subsidiaries. The Plan is expected to contribute to the attainment of these objectives by offering selected employees and directors the opportunity to acquire stock ownership interests in the Corporation.

         1.2 CONSIDERATION TO CORPORATION FOR ISSUANCE OF OPTIONS AND STOCK APPRECIATION RIGHTS: AGREEMENTS BY EMPLOYEES.

         Each Employee by signing and accepting an Option Contract will, if the Committee so requires, agree to remain employed by the Corporation or a Subsidiary for a specified period of time, and the consideration to the Corporation for the issuance of Options or Stock Appreciation Rights will be any such employment agreements as well as the benefits to the Corporation from the added incentive to the Employee of increased proprietorship in the Corporation. Nothing in the Plan or in any Option Contract shall confer on any individual any right to continue employed by the Corporation or any of its Subsidiaries or limit the right of the Corporation or any of its Subsidiaries to terminate Employment of an Employee at any time, with or without cause.

         1.3 PLAN SUBJECT TO RATIFICATION BY SHAREHOLDERS.

         The Plan shall become effective upon adoption by the Board of Directors, provided that the Plan is approved, within one year following its adoption by the Board of Directors, by a vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at a duly held shareholders' meeting. No Option or Stock Appreciation Right under the Plan may be granted more than 10 years after the earlier of the date the Plan is adopted or the date the Plan is approved by the shareholders of the Corporation, without further approval by the shareholders of the Corporation.

         1.4 LIMITATIONS ON NUMBER OF SHARES ISSUABLE UNDER THE PLAN.

         Subject to the following provisions of this Section 1.4, the aggregate number of shares of Common Stock which may be issued under the Plan shall be limited to 200,000. The shares of Common Stock for which Options and Stock Appreciation Rights may be granted may consist of either authorized but unissued shares of Common Stock or shares of Common Stock which have been issued and which shall have been heretofore or hereafter reacquired by the Corporation. The total number of shares subject to Options and Stock Appreciation Rights authorized under the Plan shall be subject to increase or decrease in order to give effect to the adjustment provisions of Section 3.2 hereof or any amendment adopted as provided in Section 4.2 hereof. If any Option or Stock Appreciation Right granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the corresponding number of unpurchased shares shall again be available for purposes of the Plan. The number of shares of Common Stock for which Options and Stock Appreciation Rights may be granted under this Plan shall be reduced by the number of shares subject to an Option for which an Employee or a Nonemployee Director has exercised a related Stock Appreciation Right in accordance with Section 2.4, Subsection (d), hereof.

         1.5 DEFINITIONS.

         The following terms shall have the meanings set forth below:

         (a) APPRECIATION DATE. The date designated by a grantee of a Stock Appreciation Right for measurement of the appreciation in the value of the Common Stock subject to the Stock Appreciation Right, which date shall not be earlier than the date notice of such designation is received by the Secretary of the Corporation.

         (b) BOARD OR BOARD OF DIRECTORS. The Board of Directors of the Corporation.

         (c) COMMITTEE. The compensation committee or such other committee or committees as shall be appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 4.1 hereof.

         (d) COMMON STOCK. The Corporation's presently authorized common stock, par value $.001 per share, except as this definition may be modified pursuant to the provisions of Section 3.2 hereof.

         (e) DIRECTOR OPTION. An Option granted to a Nonemployee Director pursuant to Section 2.1(b).

         (f) DISABILITY. Complete and permanent inability by reason of illness or accident to perform the duties of the occupation of the Employee or Nonemployee Director when such disability commenced.

         (g) EMPLOYEE. Any salaried officer or common law employee of the Corporation or any Subsidiary, or both, including any salaried officer or employee who is a member of the Board of Directors of the Corporation.

         (h) EMPLOYMENT. The rendering of services by an Employee for the Corporation, or for any Subsidiary, or both. Whether military, government or public service shall constitute termination of employment for purposes of this Plan or any Option or Stock Appreciation Right granted hereunder shall be determined in each case by the Committee in its sole discretion.

         (i) FAIR MARKET VALUE. The closing price of the Common Stock reported on the NASDAQ Small Capital market on the date as of which such value is being determined or, if no price is reported on such day, then on the next preceding day on which such price was reported, or, if at any time the Common Stock shall not be reported on the NASDAQ Small Capital market, the Committee shall determine the fair market value on the basis of available prices for such Common Stock or in such manner as may be authorized by applicable regulations under the PRC and the IRC.

         (j) INCENTIVE STOCK OPTION. An option to purchase Common Stock granted by the Corporation under the Plan which satisfies the requirements of Section 422 of the IRC.

         (k) IRC. The Internal Revenue Code of 1986, as amended.

         (l) NONEMPLOYEE DIRECTOR. Any director of the Corporation who is not an Employee of the Corporation or any Subsidiary.

         (m) NONSTATUTORY STOCK OPTION. An option to purchase Common Stock granted by the Corporation under the Plan which does not satisfy the requirements of Section 1046 of the PRC or Section 422 of the IRC.

         (n) OPTION. A Qualified Stock Option, an Incentive Stock Option or a Nonstatutory Stock Option.

         (o) OPTIONEE. A person to whom an Option has been granted under the Plan.

         (p) OPTION EXPIRATION DATE. The date on which an Option becomes unexercisable by reason of the lapse of time or when a Nonstatutory Stock Option otherwise becomes unexercisable.

         (q) PRC. The Puerto Rico Internal Revenue Code of 1994, as amended.

         (r) QUALIFIED STOCK OPTION. An option to purchase Common Stock granted by the Corporation under the Plan which satisfies the requirements of Section 1046 of the PRC.

         (s) STOCK APPRECIATION RIGHT. A right to earn additional compensation for the performance of future services, based on appreciation in the Fair Market Value of the Common Stock pursuant to the formula set forth in Section 2.4, Subsection (c), hereof.

         (t) STOCK APPRECIATION RIGHT EXPIRATION DATE. The date on which a Stock Appreciation Right becomes unexercisable by reason of the lapse of time or, except in the case of a Stock Appreciation Right attached to a Qualified Stock Option, or Incentive Stock Option, otherwise becomes unexercisable.

         (u) SUBSIDIARY. Any corporation in an unbroken chain of corporations beginning with the Corporation if, at the time an Option is granted, each of the corporations other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

         (v) The use of the singular shall also include within its meaning the plural or vice versa.

SECTION 2.  STOCK OPTIONS

         2.1 GRANT AND EXERCISE OF OPTIONS.

         (a) GRANT OF OPTIONS TO EMPLOYEES. The Committee on behalf of the Corporation may grant Options to purchase Common Stock to Employees selected by it in its discretion.

         (b) AUTOMATIC GRANT OF OPTIONS TO NONEMPLOYEE DIRECTORS. Any person who is a Nonemployee Director of the Corporation on the first business day following any annual meeting of shareholders of the Corporation shall automatically receive on such date an Option to acquire 2,500 shares of Common Stock, as adjusted in accordance with Section 3.2. Nonemployee Directors shall have the right, if they so wish, to decline receipt of any Options to be granted under this Section 2.1(b).

         (c) OPTION CONTRACTS. Options and any Stock Appreciation Rights attached thereto shall be evidenced by agreements ("Option Contracts") in such form as the Committee shall approve (or the Board of Directors in the case of Director Options) containing such terms and conditions, including the period of their exercise, whether in installments or otherwise, as shall be contained therein, which need not be the same for all Options.

         (d) OPTION PRICE. The purchase price per share of Common Stock under each Option granted to an Employee shall be not less than 100 percent of the Fair Market Value per share of such Common Stock on the date the Option is granted, as determined by the Committee. The purchase price per share of Common Stock under each Option granted to Nonemployee Directors shall be equal to the Fair Market Value per share of such Common Stock on the date of the grant. The purchase price may be subject to adjustment in accordance with the provisions of
Section 3.2 hereof.

         (e) TERM OF OPTION. The term during which each Option granted to an Employee under the Plan may be exercised shall not exceed a period of ten years from the date of its grant. Options granted to Nonemployee Directors shall be for a term of ten years.

         (f) EXERCISE OF OPTIONS. Unless an Option Contract provides otherwise, each Option shall become exercisable, on a cumulative basis, with respect to 20% of the shares of Common Stock covered thereby on the first anniversary of the date of its grant and with respect to an additional 20% of the shares covered thereby on each subsequent anniversary. Any part of an Option that has become exercisable shall remain exercisable until it has been exercised in full or it terminates or expires pursuant to the terms of the Plan or the applicable Option Contract.

         (g) OPTIONS NONTRANSFERABLE. Options granted under the Plan shall by their terms be nontransferable otherwise than by will or the laws of descent and distribution, and, during the lifetime of the Optionee, shall be exercisable only by the Optionee. No transfer of an Option by an Optionee by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer.

         (h) PAYMENT. Each Option shall be exercised by delivery of a written notice to the Corporation stating the number of whole shares of Common Stock as to which the Option is being exercised and accompanied by payment therefor. No shares shall be issued on the exercise of an Option unless paid for in full at the time of purchase. Payment for shares purchased upon the exercise of an Option shall be made in cash or, with the approval of the Committee, in Common Stock valued at the then Fair Market Value thereof as determined by the Committee, or by a combination of cash and Common Stock. Neither the Corporation nor any Subsidiary may directly or indirectly lend money to any individual for the purpose of assisting such individual to acquire or to carry shares issued upon the exercise of Options granted under the Plan. No Optionee shall have any rights as a shareholder with respect to any share of Common Stock covered by an Option unless and until such individual shall have become the holder of record of such share, and except as otherwise permitted by Section 3.2 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property or distributions or other rights) in respect of such share for which the record date is prior to the date on which such individual shall have become the holder of record thereof.

         (i) INVESTMENT PURPOSE. At the time of any exercise of any Option, the Corporation may, if it shall deem it necessary or desirable for any reason, require the holder of the Option to represent in writing to the Corporation that it is the intention of such holder to acquire the shares of Common Stock being acquired for investment only and not with a view to the distribution thereof. In such event no shares of Common Stock shall be issued to such holder unless and until the Corporation is satisfied with the correctness of such representation.

         2.2 QUALIFIED STOCK OPTIONS AND INCENTIVE STOCK OPTIONS.

         In addition to meeting the requirements of Section 2.1, each Qualified Stock Option shall be subject to the requirements of (a) and each Incentive Stock Option shall be subject to the requirements of (a), (b) and (c) of this
Section 2.2.

         (a) ANNUAL LIMITATION OF OPTIONS WHICH MAY BE CONSIDERED QUALIFIED STOCK OPTIONS AND/OR INCENTIVE STOCK OPTIONS. Anything else in the Plan notwithstanding, if and to the extent that the provisions of Section 1046 of the PRC and/or Section 422 of the IRC shall so require, the aggregate Fair Market Value (determined as of the time the Option is granted) of the shares with respect to which Qualified Stock Options and/or Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and any other plans of the Corporation and its Subsidiaries) shall not exceed $100,000.


         (b) INCENTIVE STOCK OPTIONS GRANTED TO TEN PERCENT SHAREHOLDERS. Notwithstanding anything to the contrary contained in this Plan, an Incentive Stock Option may not be granted to an Optionee who owns, directly or indirectly, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or any Subsidiary unless, at the time such Incentive Stock Option is granted, the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option, by its terms, is not exercisable after the expiration of five (5) years from the date of grant of such Incentive Stock Option.


         (c) NOTICE. An Optionee shall give prompt notice to the Corporation of any disposition of shares acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two years after grant or one year after the receipt of such shares by the Optionee.

         2.3 VOLUNTARY SURRENDER AND CANCELLATION OF NONSTATUTORY STOCK OPTIONS.

         The Committee may grant to one or more holders of Nonstatutory Stock Options, in exchange for the voluntary surrender and cancellation of such Nonstatutory Stock Options and any corresponding Stock Appreciation Rights, new Options having different Option prices than the Nonstatutory Stock Option prices provided in the Nonstatutory Stock Options so surrendered and cancelled and containing such other terms and conditions as the Committee may deem appropriate.

         2.4 STOCK APPRECIATION RIGHTS ATTACHED TO OPTIONS.

         (a) GRANT. The Committee may grant a Stock Appreciation Right with respect to any shares of Common Stock covered by any Option granted under the Plan and such Stock Appreciation Right shall be granted only at the time of grant of the related Option.

         (b) TERMS AND CONDITIONS. Each Stock Appreciation Right shall be subject to the same terms and conditions as the related Option with respect to date of expiration, exercisability, transferability, and eligibility to exercise. When a Stock Appreciation Right is granted with respect to shares of Common Stock covered by a Qualified Stock Option, such Stock Appreciation Right may be exercised only when the Fair Market Value of the shares of Common Stock subject to the Option exceeds the exercise price of such Option. Any amount payable upon the exercise of a Stock Appreciation Right shall be payable in the form of cash only.


         (c) AMOUNT OF COMPENSATION. The amount of compensation which shall be payable to an Optionee pursuant to the exercise of a Stock Appreciation Right accompanying an Option is equal to the excess of the Fair Market Value of one share of Common Stock on the Appreciation Date over the Fair Market Value of such share on the date the Stock Appreciation Right was granted multiplied by the number of Option shares with respect to which the Stock Appreciation Right is exercised (the "spread"). The amount of compensation which shall be payable pursuant to the exercise of a Stock Appreciation Right shall not exceed 100 percent of the spread. The cash paid upon exercise of a Stock Appreciation Right shall be reduced by such amount as the Corporation is required to withhold for tax purposes.


         (d) TERMINATION OF OPTIONS. Upon the exercise of a Stock Appreciation Right, the related Option shall cease to be exercisable as to the shares with respect to which such Stock Appreciation Right was exercised, and the related Option shall be considered to have been exercised to that extent. Upon the exercise in full of the related Option, the Stock Appreciation Right granted with respect thereto shall terminate.

         (e) AUTOMATIC EXERCISE UPON EXPIRATION. Upon the Option Expiration Date of an Option, an attached Stock Appreciation Right shall automatically be deemed to be exercised in full by the Optionee and cash shall be paid to such Optionee for 100% of the spread. There shall be no automatic exercise of an attached Stock Appreciation Right if the exercise price exceeds the Fair Market Value of the Corporation's Common Stock on the Option Expiration Date.

SECTION 3. PROVISIONS RELATING TO PLAN PARTICIPATION

         3.1 TERMINATION OF EMPLOYMENT AND DEATH.

         (a) OPTIONS AND STOCK APPRECIATION RIGHTS EXERCISABLE WITHIN THREE MONTHS FOLLOWING TERMINATION OF EMPLOYMENT, DISCHARGE OR RETIREMENT. Unless earlier terminated in accordance with its terms, an Option or Stock Appreciation Right shall terminate ninety days after any of the following:

                  (i) voluntary termination of Employment by the Employee, or service as a director by the Nonemployee Director, with or without the consent of the Corporation, or

                  (ii) termination of Employment or service as a director by the Corporation or any of its Subsidiaries, with or without cause, or


                  (iii) termination of Employment or service as a director because of retirement, or because the employing subsidiary ceased to be a Subsidiary of the Corporation and the Employee or director does not, prior thereto or contemporaneously therewith, become an Employee or director of the Corporation or of another Subsidiary;


provided, that with regard to terminations of Employment or service as a director pursuant to clause (ii), the Option or Stock Appreciation Right shall terminate as of the date of such discharge if prior to such termination the Committee in its discretion shall determine that it is not in the best interests of the Corporation that the Option or Stock Appreciation Right should continue for said ninety-day period.


                  (b) OPTIONS AND STOCK APPRECIATIONS RIGHTS EXERCISABLE WITHIN ONE YEAR AFTER DEATH OR DISABILITY. If the holder of an Option or Stock Appreciation Right shall die or terminate his Employment or service as a director due to Disability during the term of an Option or Stock Appreciation Right, the holder or the legal representatives shall be entitled to exercise the Option or Stock Appreciation in whole or in part, to the extent then unexercised, at any time within one year following the death or termination of Employment or service of the Optionee, but in no event after the Option Expiration Date or the Stock Appreciation Right Expiration Date, and only to the extent that the Optionee was entitled to exercise the Option or Stock Appreciation Right on the date of his death or termination of Employment or service.


         3.2 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CHANGE OF CONTROL; DISSOLUTION.

         (a) Subject to any required action by the shareholders of the Corporation, each of (i) the number of shares of Common Stock covered by each outstanding Option, (ii) the number of shares Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, (iii) the price per share of Common Stock covered by each such outstanding Option, and (iv) the maximum number of shares with respect to which Options may be granted to any Optionee, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Corporation;

provided, however, that (a) each such adjustment with respect to an Incentive Stock Option or Qualified Stock Option shall comply with the rules of Section 424(a) of the IRC (or any successor provision) and any applicable provision of the PRC and (b) in no event shall any adjustment be made which would render any Qualified Stock Option granted hereunder other than a "qualified option" under
Section 1046 of the PRC or any Incentive Stock Options other than an "incentive stock option" as defined in Section 422 of the IRC; and provided further, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.


         (b) If: (1) Any person (as defined for purposes of Section 13(d) and 14(d) of the Exchange Act, but excluding the Corporation and any of its wholly-owned subsidiaries) acquires direct or indirect ownership of 50% or more of the combined voting power of the then outstanding securities of the Corporation as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or (2) the shareholders of the Corporation approve (A) any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation (other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same or substantially the same proportionate ownership of the surviving corporation immediately after the merger), or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation to an entity which is not a wholly-owned subsidiary of the Corporation, then the exercisability of each Option outstanding under the Plan shall be automatically accelerated so that each Option shall, immediately prior to the specified effective date of any of the foregoing transactions, become fully exercisable with respect to the total number of shares subject to such Option and may be exercisable for all or any portion of such Shares. Upon the consummation of any of such transactions, all outstanding Options under the Plan shall, to the extent not previously exercised, terminate and cease to be outstanding.

         (c) In the event of the proposed dissolution or liquidation of the Corporation, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

SECTION 4.  ADMINISTRATION

         4.1 INDEPENDENT COMMITTEE TO ADMINISTER THE PLAN.

                  (a) COMPOSITION AND FUNCTIONS OF COMMITTEE. A Committee consisting of at least two directors (who shall be "Nonemployee Directors" as defined in Rule 16b-3 of the Securities and Exchange Commission) shall be appointed by the Board of Directors and will have, subject to the express provisions of the Plan, general authority to administer the Plan, to grant Options and Stock Appreciation Rights thereunder, subject to the ratification of the Board of Directors if such limitation is imposed by the Board of Directors, and to perform such other functions as may be assigned to it by the Board of Directors in connection with the Plan, including, among other things, determining the form of Option Contracts to be issued under the Plan and the terms and conditions to be included in such Option Contracts and adopting from time to time such rules and regulations as it may deem appropriate for the proper administration of the Plan. The Committee may also make such determinations under, and such interpretations of, and take such steps in connection with, the Plan, the rules and regulations or Options and Stock Appreciation Rights granted thereunder as it may deem necessary or advisable. The Committee may, in its discretion or in accordance with a direction from the Board of Directors, waive any provisions of any Option Contract, provided such waiver is not inconsistent with the terms of the Plan as then in effect.

                  (b) AUTHORIZATION OF ACTIONS TAKEN BY THE COMMITTEE AND BOARD OF DIRECTORS. Vacancies in the Committee shall be filled by the Board of Directors. The Committee may act by a majority of its members either at a meeting or in writing without a meeting. All questions arising under the Plan or under the rules and regulations or under the Option Contracts, whether such questions involve interpretation thereof or otherwise, shall be determined by the Committee and its determination, unless disapproved by the Board of Directors, shall be conclusive and binding in all cases. To the extent that any such action would not adversely affect the status of Qualified Stock Options and Incentive Stock Options under the PRC and IRC, respectively, all matters provided in the Plan, in the Option Contracts, or in such rules and regulations to be determined or performed by the Committee may be determined or performed by the entire Board of Directors. No member of the Board of Directors or of the Committee shall be liable for any action taken or any determination made in good faith with respect to the Plan or any Option Contract.

                  (c) Findings of the Board of Directors and Committee Are Conclusive. Each determination, interpretation, or other action made or taken pursuant to the provisions of this Plan by the Board of Directors or the Committee shall be final and shall be binding and conclusive for all purposes and upon all persons, including, without limitation thereto, the Corporation, the shareholders, the Committee and each of the members thereof, and all Optionees, and their respective successors in interest.

         4.2 AMENDMENT AND DISCONTINUANCE OF THE PLAN.

                  The Board of Directors may at any time amend, modify, suspend or terminate the Plan, without shareholder approval, except to the extent required by the PRC or the IRC to permit the granting of Qualified Stock Options or Incentive Stock Options, or by the rules of any securities exchange or automated quotation system on which the shares of Common Stock of the Corporation trade at such time, provided, that no change shall be made which will have a material adverse effect upon any Option or Stock Appreciation Right previously granted unless the consent of the affected Optionee is obtained.

         4.3 COMPLIANCE WITH LAW AND OTHER CONDITIONS.

                  (a) OPTIONS AND STOCK APPRECIATION RIGHTS. Any exercise by an Optionee of an Option or Stock Appreciation Right shall be made only in compliance with any applicable rule or regulation of the Securities and Exchange Commission exempting such exercise from the operation of Section 16(b) of the Securities Exchange Act of 1934 and any other applicable law, rule, regulation or other provision that may hereafter relate to the exercise and cash settlement rights of Options or Stock Appreciation Rights under the Federal securities laws.

                  (b) GENERALLY. No shares of Common Stock shall be issued pursuant to the exercise of any Option or Stock Appreciation Right granted under the Plan prior to the compliance by the Corporation to the satisfaction of its counsel with any applicable laws and with any applicable regulations of any securities exchange on which such shares are listed.

         4.4 WITHHOLDING TAXES.

                  Whenever shares of Common Stock are to be issued pursuant to the Plan, the Corporation shall have the right to require that there be remitted to the Corporation an amount sufficient to satisfy all applicable federal, state, commonwealth and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. The Corporation reserves the right to satisfy the applicable federal, state, commonwealth and local withholding tax requirements through the retention of shares of Common Stock otherwise transferable upon exercise of an Option. Such withheld amounts shall meet the Federal securities laws requirements set forth in Section 4.3, Subsection (a), hereof. Whenever payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements and authorized deductions.

         4.5 TAX OFFSET PAYMENTS.


                  The Committee shall have the authority at the time of any award under this Plan or anytime thereafter to make Tax Offset Payments to assist Optionees in paying income taxes incurred as a result of their participation in this Plan. The Tax Offset Payments shall be determined by multiplying a percentage established by the Committee by all or a portion (as the Committee shall determine) of the taxable income recognized by an Optionee upon (i) the exercise of a Nonstatutory Stock Option or a Stock Appreciation Right, or (ii) the disposition of shares received upon exercise of a Qualified Stock Option or Incentive Stock Option. The percentage shall be established, from time to time, by the Committee at that rate which the Committee, in its sole discretion, determines to be appropriate and in the best interests of the Corporation to assist Optionees in paying income taxes incurred as a result of the events described in the preceding sentence. Tax Offset Payments shall be subject to the restrictions on transferability applicable to Options set forth in Section 2.1(g).


         4.6 USE OF PROCEEDS AND FUNDING.

                  (a) USE OF PROCEEDS. The proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation and may be used for its corporate purposes as the Corporation may determine.

                  (b) FUNDING. No provision of the Plan shall require or permit the Corporation, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Corporation maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Employees shall have no rights under the Plan other than as unsecured general creditors of the Corporation, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law. This Subsection shall not prevent the Corporation from purchasing its Common Stock for the purpose of meeting its requirements to issue Common Stock pursuant to the Plan.

         4.7 OTHER.

                  To the extent applicable, this Plan is intended to permit the issuance of Qualified Stock Options in accordance with the provisions of Section 1046 of the PRC and Incentive Stock Options in accordance with Section 422 of the IRC. This Plan may be modified or amended at any time, both prospectively and retroactively, and in such manner as to affect Qualified Stock Options or Incentive Stock Options previously granted, if such amendment or modification is necessary for this Plan and the Qualified Stock Options or Incentive Stock Options granted hereunder to qualify under said provisions of the PRC and the IRC.

                           MARGO NURSERY FARMS, INC.

                      PROXY-ANNUAL MEETING OF STOCKHOLDERS


The undersigned hereby appoints Michael J. Spector and Alfonso Ortega, and each of them severally, as proxies, with full power of substitution, to vote on behalf of the undersigned all of the shares of the Common Stock of MARGO NURSERY FARMS, INC., a Puerto Rico corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Pietrantoni Mendez & Alvarez, Suite 1901, Banco Popular Center, 209 Munoz Rivera Avenue, San Juan, Puerto Rico on Friday, May 29, 1998 at 10:00 a.m. (local time), and at any adjournment or postponement thereof, upon the following matters:


         (1) To elect five directors:

         (2) To consider and act upon an Agreement and Plan of Reorganization providing for a restructuring of the existing corporate structure of the Company whereby the Company would transfer substantially all of its assets to a newly formed subsidiary and become a holding company;

         (3) To amend the certificate of incorporation of the Company to change its corporate name to "Margo Caribe, Inc.";
         (4) To consider and approve the Company's 1998 Stock Option Plan;
         (5) To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors; and
         (6) To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.


         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" EACH OF THE ABOVE PROPOSALS.


                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                              FOLD AND DETACH HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                                                 PLEASE MARK   X
                                                                YOUR VOTES AS
                                                                 INDICATED IN
                                                                 THIS EXAMPLE

PROPOSAL (1) Election of Directors      THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS ARE:

                                        NOMINEES: Blas R. Ferraiuoli, Frederick D. Moss, Michael A. Rubin, Margaret D. Spector,
    FOR            WITHHOLD             Michael J. Spector
all nominees      AUTHORITY
  listed      for all nominees          INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name on the line immediately below.
   [ ]              [ ]
                                        --------------------------------------------------------------------------------------------


PROPOSAL (2) To consider and act
upon an Agreement and Plan of
Reorganization providing for a
restructuring of the existing
corporate structure of the Company
whereby the Company would transfer
substantially all of its assets to
a newly formed subsidiary and become
a holding company;


   FOR     AGAINST    ABSTAIN
   [ ]       [ ]        [ ]


PROPOSAL (3) To amend the certificate
of incorporation of the Company to
change its corporate name to
"Margo Caribe, Inc."


   FOR     AGAINST    ABSTAIN
   [ ]       [ ]        [ ]


PROPOSAL (4) To consider and approve
the Company's 1998 Stock Option Plan


   FOR     AGAINST    ABSTAIN
   [ ]       [ ]        [ ]

PROPOSAL (5) Ratification of appointment                                         PROPOSAL (6) In the discretion of such proxies,
of Deloitte & Touche LLP as Independent                                          upon such other matters as may properly come before
accountants of the Company.                                                      the annual meeting or any adjournment or
                                                                                 postponement thereof.
   FOR     AGAINST    ABSTAIN
   [ ]       [ ]        [ ]


                                                                                              Dated:________________________________

                                                                                              ______________________________________
                                                                                                       Signature of Stockholder

                                                                                              ______________________________________
                                                                                                       Signature of Stockholder

                                                                                              WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                                                                              ADMINISTRATOR, TRUSTEE, OR GUARDIAN,
                                                                                              PLEASE GIVE FULL TITLE AS SUCH. JOINT
                                                                                              OWNERS SHOULD BOTH SIGN. PLEASE BE
                                                                                              SURE TO DATE AND RETURN THE SAME
                                                                                              PROMPTLY.


                                                    FOLD AND DETACH HERE